UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 17, 2024
BioLife Solutions, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36362	94-3076866
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
3303 Monte Villa Parkway,
Bothell, WA 98021
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (425) 402-1400

N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of exchange on which registered
Common Stock, par value $0.001 per share	BLFS	The NASDAQ Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Completion of Acquisition or Disposition of Assets.

Stock Purchase Agreement for Global Cooling Divestiture
On April 17, 2024, BioLife Solutions, Inc., a Delaware corporation (the “Company”), entered into a Stock Purchase Agreement, dated April 17, 2024 (the “Purchase Agreement”), by and between the Company and GCI Holdings Company, LLC, an Ohio limited liability company that is wholly owned by an employee of Global Cooling (as defined below) (“Buyer”), for the sale of all of the issued and outstanding shares of common stock (the “Shares”) of Global Cooling, Inc., a Delaware corporation and wholly owned subsidiary of the Company (“Global Cooling”), to Buyer for an aggregate purchase price of $1.00 (the “Transaction”). Following the execution of the Purchase Agreement, the Transaction was consummated on April 17, 2024 (the “Closing Date”).
The Purchase Agreement contains customary representations, warranties, covenants and indemnities of the parties thereto, including, among others, covenants that (i) as previously disclosed in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on April 18, 2024, upon entry into the Purchase Agreement, the Company was obligated to implement a reduction in force related to the business of Global Cooling, which was completed as of April 18, 2024; and (ii) the Company agreed to use commercially reasonable efforts to purchase, within six months of the Closing Date, all of the outstanding equity interests in Global Cooling, B.V., a Dutch entity, not owned by Global Cooling as of the Closing Date. At the closing of the Transaction, Global Cooling was required to have $7.0 million in cash on its balance sheet, of which, $4.9 million was funded by the Company, and the Company was required to repay approximately $2.6 million of outstanding indebtedness of Global Cooling and assume certain other liabilities of Global Cooling. Global Cooling retained liability for all unknown product warranty claims related to its operations prior to the Closing Date.
In addition, upon the closing of the Transaction, the Company and Global Cooling entered into a transition services agreement, pursuant to which the Company will provide certain transition services to Global Cooling for up to 90 days following the Closing Date.
The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.
The Purchase Agreement is not intended to modify or supplement any factual disclosures about the Company in its public reports filed with the SEC and it is not intended to be, and should not be relied upon as, disclosures regarding any facts and circumstances relating to the Company. In particular, the representations, warranties and covenants set forth in the Purchase Agreement (i) were made solely for purposes of the Purchase Agreement and the Transaction and solely for the benefit of the contracting parties (except with respect to the rights of specific third parties enumerated in the Purchase Agreement), (ii) may be subject to limitations agreed upon by the contracting parties, including certain disclosure schedules, (iii) are qualified in certain circumstances by a materiality standard which may differ from what may be viewed as material by investors, (iv) were made only as of the date of the Purchase Agreement or the Closing Date, as specified in the Purchase Agreement, and (v) may have been included in the Purchase Agreement for the purpose of allocating risk between the parties rather than establishing matters as facts. Investors are not third-party beneficiaries under the Purchase Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or conditions of the parties.

Consent and Second Amendment to Loan and Security Agreement with Silicon Valley Bank
On April 17, 2024, the Company entered into a Consent and Second Amendment to Loan and Security Agreement, dated April 17, 2024 (the “Amendment”), by and among Silicon Valley Bank, a division of First-Citizens Bank & Trust Company (“Bank”), the Company, SAVSU Technologies, Inc., a Delaware corporation (“SAVSU”), Arctic Solutions, Inc., a Delaware corporation doing business as Custom Biogenic Systems (“Arctic”), SciSafe Holdings, Inc., a Delaware corporation (“SciSafe”), Global Cooling, and Sexton Biotechnologies, Inc., a Delaware corporation (“Sexton,” and together with the Company, SAVSU, Arctic, SciSafe, and Global Cooling, “Borrower”). Pursuant to the Amendment and subject to the conditions set forth therein, Bank consented to the Transaction and released its security interests in the assets of Global Cooling and the Shares arising under the Loan and Security Agreement, dated September 20, 2022, by and among Bank and Borrower, as amended by that certain Waiver and First Amendment to Loan and Security Agreement, dated February 26, 2024 (the “Loan Agreement”). In addition, effective as of the closing of the Transaction, the Amendment amended the Loan Agreement to remove Global Cooling as a party to the Loan Agreement and provide for a non-refundable termination fee in the amount of $500,000 payable by Borrower to Bank in the event that the Loan Agreement is terminated prior to the Term Loan Maturity Date (as defined in the Loan Agreement) for any reason. The Amendment also contains customary representations and warranties of Borrower and provides for a release of Bank by Borrower for any claims existing or arising through the date of the Amendment, including, without limitation, those arising out of or in any manner connected with or related to the Loan Agreement.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 2.01    Completion of Acquisition or Disposition of Assets.
The information set forth in Item 1.01 of this Current Report on Form 8-K with respect to the Purchase Agreement and Transaction is incorporated herein by reference.
Item 9.01    Financial Statements and Exhibits.
(b) Pro forma financial information.
The unaudited pro forma condensed consolidated financial information of the Company giving effect to the Transaction and related notes thereto are attached as Exhibit 99.1 and incorporated herein by reference.
(d) Exhibits

Exhibit No.	Description
2.1*	Stock Purchase Agreement, dated April 17, 2024, by and between BioLife Solutions, Inc. and GCI Holdings Company, LLC
10.1#
Consent and Second Amendment to Loan and Security Agreement, dated April 17, 2024, by and among Silicon Valley Bank, BioLife Solutions, Inc., SAVSU Technologies, Inc., Arctic Solutions, Inc., SciSafe Holdings, Inc., Global Cooling, Inc., and Sexton Biotechnologies, Inc.

99.1	Unaudited Pro Forma Condensed Consolidated Financial Information of BioLife Solutions, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.

# Portions of this exhibit have been redacted in accordance with Item 601(b)(10)(iv) of Regulation S-K.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BioLife Solutions, Inc.

Date: April 23, 2024	By:	/s/ Troy Wichterman
Name: Troy Wichterman
Title: Chief Financial Officer